TECHNOLOGY LICENSE AGREEMENT

This Agreement is made as of this 8th day of October, 2010 by and among Organic Business Alliances, LLC (“OBA”), KSIA, LLC ("Kushi") and Symbollon Pharmaceuticals, Inc. ("Symbollon").

Of even date therewith, OBA and Symbollon have entered into a Stock Purchase Agreement whereby OBA has agreed to purchase up to 15,000,000 shares of Symbollon common stock for $450,000.  Pursuant to the terms of this Agreement, Symbollon will be contracting with IAIA, LLC (“IAIA”), an insurance agent affiliated with OBA, for the purchase of key-man life insurance calling for the payment of insurance premiums up to $3,800,000 for the first year of coverage,.  It is the parties’ intent that this Agreement and the Stock Purchase Agreement be entered into simultaneously and that such contracts for the purchase of key-man life insurance be entered into as soon as possible thereafter, and that the transactions contemplated be binding upon the parties without right of revocation, such that (i) Symbollon may rely upon the use of certain proceeds received by it from the Stock Purchase Agreement to satisfy its obligation hereunder to purchase key-man life insurance for its personnel and (ii) IAIA may rely on the insurance commissions from the sale of such life insurance to provide OBA with a portion of the funding for the license fees under Section 4.1 hereof.

Symbollon is the owner of certain proprietary technology relating to molecular iodine, including Iogen™, the dietary supplement for women’s healthcare.  OBA wishes to obtain for Kushi a license from Symbollon to its proprietary molecular iodine technology for the development and sale of products in its business, all on the terms and conditions set forth in this Agreement.  Accordingly, the parties hereby agree as follows:

Article 1 - Definitions

For purposes of this Agreement, the following capitalized terms shall have the following definitions:

1.01	"Effective Date" and “Closing Date” means the “Closing Date” as defined in the Stock Purchase Agreement.

1.02	"Field" means all uses of the proprietary molecular iodine technology owned by Symbollon for sale and use by the patients, customers and other clientele of Kushi.

1.03	“Iogen” means the dietary supplement tablet which is sold by Symbollon under such trade name.

1.04
"Licensed Patents" means all of Symbollon's rights in and under patents and patent applications applicable to the Field and one or more valid claims of which covers any Product or method of using or manufacturing any Product, as follows:   (a) the patents and patent applications listed in Exhibit A, as well as all patents issuing therefrom, (b) any other future iodine-based patent or patent application in which Symbollon acquires any property interest or license rights (but only to the extent such rights may by their terms be further assigned to Kushi hereunder), and (c) any divisions, continuations or continuations in part of the patents or patent applications set forth above, including any reissue, re-examination, re-registration or extension.

1.05	"Product" means any product which is based on the Licensed Patents or Proprietary Information of Symbollon.

1.06
"Proprietary Information" means all technical information, data, techniques, knowledge, skill, know-how, experience, trade secrets, developments, formulae, processes, materials and other information of a party which is disclosed or transferred from one party to the other or developed in the course of performance under, or during the term of, this Agreement, including by way of illustration and not limitation, designs, drawings, documents, models and other similar information.  "Proprietary Information" shall not include any of the foregoing that are  (i) in the possession of the receiving party at the time of disclosure as shown by the receiving party’s files and records immediately prior to the time of disclosures; (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any improper inaction or action of a party under an obligation of confidentiality; or (iii) lawfully obtained by the receiving party from sources independent of the disclosing party, which sources have a lawful right to disclose such information.

1.07	“Territory” shall mean the world.

Article 2 - Technology License

2.1           Basic Grant.  Subject to the terms and conditions of this Agreement, Symbollon grants to Kushi a non-exclusive license under the Licensed Patents and Symbollon's Proprietary Information relating to molecular iodine to develop Products in the Territory for use in the Field.  Such license shall include a right to reference and use of such Symbollon data, including all animal studies and in vivo data, as may be required to support the commercialization of Products in the Field.  To the extent that any Product is developed under this Agreement, the parties agree that Symbollon will have the right to the manufacture such Product and sell such Product to Kushi for use in the Field under terms and conditions acceptable to the parties.

2.2           Iogen.  Subject to the terms and conditions of this Agreement, Symbollon also grants to Kushi a non-exclusive license to purchase from Symbollon Iogen for 50% off the suggested retail price for use in the Field.

2.3           Symbollon Retained Rights.  Symbollon shall be free to pursue the research, development, manufacture and distribution of any product which incorporates Symbollon's proprietary iodine technology, independently or in cooperation with a third party, in any way whatsoever outside of the non-exclusive license granted to Kushi.

Article 3 – Consulting Services

3.1           Product Development.  Subject to the terms and conditions of this Agreement, Symbollon shall provide consulting services to Kushi relating to its efforts to develop Products under the license granted by this Agreement.  Symbollon personnel shall provide such consulting services as requested by Kushi and as their schedules allow.

3.2           Other Consulting Services.  The parties agree that Symbollon shall provide Kushi with such other consulting services as Kushi may require, provided that such services are reasonable and the schedules of Symbollon’s personnel allow for such activities.

Article 4 – License Fees

4.1           License Fees.  In consideration for the license granted hereunder, OBA agrees to pay Symbollon up to $3,750,000 (the “License Fees”) as required by Section 4.2 below.  The parties agree that simultaneously with the payment by OBA of any License Fees hereunder that Symbollon has use such funds to purchase of key-man life insurance as required by Section 4.2 below.

4.2           Key Man Life Insurance.  To ensure that Symbollon is able to satisfy its obligations hereunder, Symbollon agrees to maintain key-man life insurance on its principal officers and directors during the term of this Agreement.  To the extent such life insurance is obtainable, the parties agree that Symbollon will contract with IAIA to purchase key-man life insurance with premiums up to $3,800,000 for the initial year of coverage as soon as possible (the “Insurance Premuims”).  After the first $50,000 of Insurance Premiums, OBA shall pay Symbollon the License Fees equal to the Insurance Premiums due to IAIA.

Article 5 – Proprietary Information

All Proprietary Information which is disclosed by one party to the other during the term of this Agreement shall be maintained in confidence by the receiving party and shall not be disclosed by the receiving party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing party, except to the extent that such Proprietary Information:

(a)	is required to be disclosed to governmental agencies in order to gain approval to sell Products, or
(b)
is necessary to be disclosed to agents, consultants and/or other third parties for the research, development and/or marketing of Products, which entities first agree in writing to be bound by the confidentiality obligations contained in this Agreement.

The confidentiality obligations of the parties hereunder shall continue in full force and effect for a period of five (5) years following the termination of this Agreement.

Article 6 - Ownership of Intellectual Property

In furtherance of the research and development work to be conducted hereunder and subject to the terms set forth herein, the parties will exchange Proprietary Information.  Except as expressly set forth herein, no licenses or other transfers of ownership are granted under this Agreement, and each party shall retain all right, title and interest to its Proprietary Information.

Article 7 - Warranties/Indemnification

7.1           Representations and Warranties.  Each party represents and warrants to the other that (a) it has the full right, power and authority to execute, deliver and perform this Agreement, and (b) the terms of this Agreement do not conflict with any other agreement, order or judgment to which such party is a party or by which it is bound.

7.2.           Disclaimer.  No license is granted except as expressly provided herein, and no license in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.  EXCEPT AS OTHERWISE PROVIDED HEREIN, SYMBOLLON DOES NOT WARRANT THE VALIDITY OF THE LICENSED PATENTS AND MAKES NO REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENTS.

7.3           Indemnification.  Each party shall indemnify, defend and hold harmless the other party, its directors, officers, employees and agents and their respective successors, heirs and assigns (the "Indemnitees") against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments relating to, or arising out of (a) any breach of the indemnifying party's representations, warranties, agreements or covenants in this Agreement, including without limitation the confidentiality obligations set forth in Article 5, and (b) any other activities to be carried out by the indemnifying party, its Affiliate(s) or agents (including, without limitation, with respect to Kushi, the design, clinical testing, production, manufacture, sale, use, release or promotion by Kushi or by any Affiliate or agent of Kushi, of any Product).

Article 8 - Assignability

Except as expressly set forth in this Agreement, this Agreement shall not be assignable by Kushi or OBA without the prior written consent, which consent shall not be unreasonably withheld, of Symbollon and any attempt to assign (directly or indirectly) this Agreement, without such consent shall be void from the beginning.  Kushi may assign this Agreement without Symbollon's consent to any purchaser of, or successor in interest to, all or substantially all of Kushi's business to which this Agreement relates if, and only if, the intended successor or purchaser agrees in writing (a) to accept and be bound by all of the terms and conditions of this Agreement and (b) to devote at least the same efforts and resources to performance hereunder as Kushi exerted immediately before the assignment.  Symbollon may assign this Agreement if such assignee agrees in writing to accept and be bound by all of the terms and conditions of this Agreement.

Article 9 - Term and Termination

9.1           Term.  This Agreement will become effective on the Effective Date and, unless terminated under another specific provision of this Agreement or extended by mutual consent of the parties, will remain in effect until the first anniversary of the Effective Date.

9.2           Survival.  Termination of this Agreement for whatever reason shall be without prejudice to the settlement of the rights and obligations of the parties arising out of this Agreement prior to the date of termination, including, without limitation:  (a) obligations of indemnity under Article 7, (b) any cause of action or claim accrued or to accrue because of any breach or default by the other party hereunder, (c) obligations of confidentiality under Article 5 and (d) all of the terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

Article 10 - Miscellaneous

10.1           Notices.  Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the United States mail, certified or registered with return receipt, or sent by courier requiring proof of receipt, addressed as follows:

To Symbollon:
Symbollon Pharmaceuticals, Inc.
99 West Street, Suite J
Medfield, MA  02052
Telephone:  (508)-242-7500
Fax:  (508)-762-5307
Attention:  President

 To Kushi:
KSIA LLC
150 Mead Road
Waccabuc, NY 10597
Telephone:  (914) 763-3662
Fax:  (914) 763-____
Attention:  President

To OBA:
Organic Business Alliances, LLC
150 Mead Road
Waccabuc, NY 10597
Telephone:  (914) 763-3662
Fax:  (914) 763-____
Attention:  President

or to such other address as either party shall designate by written notice, similarly given, to the other party.  If sent by telex, facsimile or other electronic media, an original confirmation copy must be sent within thirty days by means listed above.

10.2           Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by the internal laws of The Commonwealth of Massachusetts (without regard to conflict of law provisions); except that questions affecting the construction and effect to any patent shall be determined by the law of the country in which the patent has been granted.  Any claim or controversy arising out of or related to this contract or any breach thereof shall be submitted to United States District Court, District of Massachusetts, and the parties hereby consent to the jurisdiction and venue of such courts.

10.3           Waiver.  Except as specifically provided for herein, the waiver from time to time by either party of any of its rights or a party's failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

10.4           Enforceability.  If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to the parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, and in the event that the parties are unable to agree upon a reasonable acceptable alternative, then the parties agree that a submission to arbitration shall be made to establish an alternative to such invalid or unenforceable term, covenant or condition of this Agreement or the application thereof, it being the intent that the basic purposes of this Agreement are to be effectuated.

10.5           Entire Agreement and Amendment.  This Agreement contains the entire understandings of the parties with respect to the matters contained herein, and supersedes all prior agreements, oral or written, and all other communication between them relating to the subject matter hereof.  The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized officers of the parties hereto.

10.6           Independent Contractor.  Nothing herein shall be deemed to establish a relationship of principal and agent among Kushi, OBA and Symbollon, nor any of their respective agents or employees, for any purpose whatsoever.  This Agreement shall not be construed as constituting Kushi, OBA and Symbollon as partners, or as creating any other form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party.

10.7           Headings.  The headings of the several Articles and sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.8           Further Instruments.  Each party agrees to execute, acknowledge and deliver such further instruments and to do all such further acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.9           Force Majeure.  Performance of a party's obligations hereunder may be delayed if (a) such performance is delayed by causes beyond that party's reasonable control, including, but not limited to, acts of God, war, riot, epidemics, fire, flood, insurrection, or acts of civil or military authorities, and (b) such delaying party is at all times working diligently to correct the matter causing the delay and otherwise performing as required under the Agreement.  Notwithstanding the foregoing, the parties shall remain liable for all obligations incurred by them prior to any termination of this Agreement.

10.10           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  One or more counterparts may be delivered via telecopier and any such telecopied counterpart shall have the same force and effect as an original counterpart hereto.

IN WITNESS WHEREOF the parties have executed this Agreement as an instrument under seal as of the date and year first written above.

SYMBOLLON PHARMACEUTICALS, INC.                                                                               KSIA, LLC

By:_/s/ Paul C. Desjourdy______________                                                                                     By:__/s/ Frederic Sternau_________
      Paul C. Desjourdy,                                                                                            Frederic Sternau,
      President                                                                                                       President

ORGANIC BUSINESS ALLIANCES, LLC

By:__/s/ Frederic Sternau_________
      Frederic Sternau,
      President

EXHIBIT A

Listing of United States Patents

Patent Number	Title	Issue Date
5,055,287	“Methods to Control Color During Disinfecting Peroxidase Reactions”	October 8, 1991
5,227,161	“Method to Clean and Disinfect Pathogens on the Epidermis by Applying a Composition Containing Peroxidase, Iodide Compound and Surfactant”	July 13, 1993
5,370,815	“Viscous Epidermal Cleaner and Disinfectant”	December 6, 1994
5,419,902	“Method for Inactivating Pathogens”	May 30, 1995
5,629,024	“Method of Forming an Iodine Based Germicide Composition”	May 13, 1997

5,639,481	“Method for the Therapeutic Treatment of a Mammalian Eye”	June 17, 1997

5,648,075	“Iodine Based Germicidal Composition”	July 15, 1997

5,772,971	“Iodine-Based Microbial Decontamination System”	June 30, 1998

5,849,291	“Ophthalmic Non-Irritating Iodine Medicament”	December 15, 1998

5,962,029	“Iodine Germicides that Continuously Generate Free Molecular Iodine”	November 5, 1999
Re 36,605	“Reissue of 08/963,900 Method to Clean and Disinfect Pathogens”	March 7, 2000
6,261,577	“Non-Staining Topical Iodine Composition”	July 17, 2001
6,432,426	“Non-Staining Topical Iodine Composition and Method”	August 13, 2002